EXHIBIT 4.1

TRIANGLE 9 REAL ESTATE, INC.

Form of

Subscription Agreement to subscribe for Common Stock

SUBSCRIPTION AGREEMENT

Triangle 9 Real Estate, Inc.

3753 Howard Hughes Parkway, Suite 200

Las Vegas, NV 89169

Ladies and Gentlemen:

1. Subscription. The person named on the signature page of this subscription agreement (the “Purchaser”) (this “Subscription Agreement”), intending to be legally bound, hereby irrevocably agrees to purchase from Triangle 9 Real Estate, Inc., a Delaware corporation (the “Company”), the number of shares of Common Stock (the “Shares”) set forth on the signature page of this Subscription Agreement at a purchase price of $50.00 per Share and on the terms and conditions of the Company’s Form 1-A and offering circular dated [•] (the “Offering Circular”), a copy of which the Purchaser has received.

This subscription is submitted by the Purchaser in accordance with and subject to the terms and conditions described in this Subscription Agreement, relating to the offering by the Company of up to 1,500,000 Shares for maximum aggregate gross proceeds of $75,000,000 (the “Offering”). Purchaser agrees to execute the Joinder Agreement attached hereto as Exhibit A and to be subject to the terms and conditions of the Shareholders Agreement to which it relates.

Upon the basis of the representations and warranties, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell the Shares to the Purchaser on the date the Offering is closed (the “Closing”) for the aggregate purchase price set forth on the front page hereto (the “Subscription Price”).

2. Payment. Concurrent with the execution hereof, the Purchaser will pay the Subscription Price by check, wire, ACH transfer, credit card, or transfer of cryptocurrency acceptable to the Company. Purchaser acknowledges that (i) the Offering is conducted on a best-efforts basis; (ii) there is no minimum amount that the Company must raise; and (iii) the Subscription Price will not be refunded after Closing.

3. Termination of Offering or Rejection of Subscription. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for Shares, in whole or in part, and for any reason or no reason, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. If the Company rejects a subscription, either in whole or in part (which decision is in its sole discretion), the Company shall cause its payment services provider to return promptly the rejected Subscription Price or the rejected portion thereof to the Purchaser without deduction, offset or interest accrued thereon. If this subscription is rejected in whole this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

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4. Acceptance of Subscription. At the Closing, if the Company accepts this subscription in whole or in part, the Company shall execute and deliver to the Purchaser a counterpart executed copy of this Subscription Agreement. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement, and until the Purchaser shall have executed and delivered to the Company this Subscription Agreement and a substitute Form W-9 (if applicable) and shall have deposited the Subscription Price in accordance with this Agreement.

5. Representations and Warranties, Acknowledgments, and Agreements. The Purchaser hereby acknowledges, represents, warrants and agrees to and with the Company as follows:

a. The Purchaser is aware that an investment in the Shares involves a significant degree of risk, and has received the Company’s Offering Circular and, in particular, the “Risk Factors” section therein. The Purchaser understands that the Company is subject to all the risks applicable to early-stage companies, whether or not set forth in such “Risk Factors”.

b. The offering and sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Tier 2 of Regulation A thereof, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement, including, without limitation, the investor qualification (“Investor Qualification and Attestation”) immediately following the signature page of this Subscription Agreement. The Purchaser is purchasing the Shares for its own account for investment purposes only and not with a view to or intent of resale or distribution thereof in violation of any applicable securities laws, in whole or in part.

c. The Purchaser, as set forth in the Investor Certification attached hereto, as of the date hereof is a “qualified purchaser” as that term is defined in Regulation A (a “Qualified Purchaser”). The Purchaser agrees to promptly provide the Company and its respective agents with such other information as may be reasonably necessary for them to confirm the Qualified Purchaser status of the Purchaser.

d. The Purchaser acknowledges that the Purchaser’s responses to the Investor Qualification and Attestation, are complete and accurate as of the date hereof.

e. The Purchaser acknowledges that neither the SEC nor any state securities commission or other regulatory authority has passed upon or endorsed the merits of the offering of the Shares.

f. In evaluating the suitability of an investment in the Shares, the Purchaser has not relied upon any representation or information (oral or written) other than as set forth in the Offering Circular and this Subscription Agreement.

g. Except as previously disclosed in writing to the Company, the Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby and, in turn, to be paid to its selected dealers, and in all instances the Purchaser shall be solely liable for any such fees and shall indemnify the Company with respect thereto pursuant to paragraph 6 of this Subscription Agreement.

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h. The Purchaser, together with its advisors, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the Offering Circular to evaluate the merits and risks of an investment in the Shares and the Company and to make an informed investment decision with respect thereto.

i. The Purchaser is not relying on the Company or any of its respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Shares, other than with respect to the opinion of legality of legal counsel provided at Exhibit 12.1 to the Offering Circular, and the Purchaser has relied on the advice of, or has consulted with, only its own advisors, if any, whom the Purchaser has deemed necessary or appropriate in connection with its purchase of the Shares.

j. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Purchaser or any of the Purchaser's affiliates is required for the execution of this Subscription Agreement or the performance of the Purchaser's obligations hereunder, including, without limitation, the purchase of the Shares by the Purchaser.

k. The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Shares for an indefinite period of time.

l. The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 (or 18 in states with such applicable age limit) and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; or (ii) if a corporation, partnership, or limited liability company or other entity, represents that such entity was not formed for the specific purpose of acquiring the Shares, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

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m. Any power of attorney of the Purchaser granted in favor of the Company contained in the Offering Circular has been executed by the Purchaser in compliance with the laws of the state, province or jurisdiction in which such agreements were executed.

n. If an entity, the Purchaser has its principal place of business or, if a natural person, the Purchaser has its primary residence, in the jurisdiction (state and/or country) set forth in the “Investor Qualification and Attestation” section of this Subscription Agreement. The Purchaser first learned of the offer and sale of the Shares in the state listed in the “Investor Qualification and Attestation” section of this Subscription Agreement, and the Purchaser intends that the securities laws of that state shall govern the purchase of the Purchaser’s Shares.

o. The Purchaser is either (i) a natural person resident in the United States, (ii) a partnership, corporation or limited liability company organized under the laws of the United States, (iii) an estate of which any executor or administrator is a U.S. person, (iv) a trust of which any trustee is a U.S. person, (v) an agency or branch of a foreign entity located in the United States, (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, or (vii) a partnership or corporation organized or incorporated under the laws of a foreign jurisdiction that was formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts. The Purchaser is not (A) a discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States, (B) an estate of which any professional fiduciary acting as executor or administrator is a U.S. person if an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (C) a trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person, (D) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country, or (E) an agency or branch of a U.S. person located outside the United States that operates for valid business reasons engaged in the business of insurance or banking that is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

p. Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company is true, complete and accurate and may be relied upon by the Company in particular, in determining the availability of an exemption from registration under federal and state securities laws in connection with the Offering. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Shares.

q. The Purchaser is not, nor is it acting on behalf of, a “benefit plan investor” within the meaning of 29 C.F.R. § 2510.3-101(f)(2), as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974 (such regulation, the “Plan Asset Regulation”, and a benefit plan investor described in the Plan Asset Regulation, a “Benefit Plan Investor”). For the avoidance of doubt, the term Benefit Plan Investor includes all employee benefit plans subject to Part 4, Subtitle B, Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity, including any insurance company general account, whose underlying assets constitute “plan assets”, as defined under the Plan Asset Regulation, by reason of a Benefit Plan Investor’s investment in such entity.

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r. The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or its advisors, if any, consider material to its decision to make this investment.

s. Within five (5) days after receipt of a written request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

t. THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED BY THE OPERATING AGREEMENT. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM OR THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

u. The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals, including specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs, or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. Furthermore, to the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Purchaser’s identity to OFAC. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

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v. To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure, or an immediate family member or close associate of a senior foreign political figure. A “senior foreign political figure” is a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws. A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

w. If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

x. Each of the representations and warranties of the parties hereto set forth in this Section 5 and made as of the date hereof shall be true and accurate as of the Closing applicable to the subscription made hereby as if made on and as of the date of such Closing.

6. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company and its respective officers, directors, employees, agents, members, partners, control persons and affiliates (each of which shall be deemed third party beneficiaries hereof) from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement. Notwithstanding the foregoing, no representation, warranty, covenant or acknowledgment made herein by the Purchaser shall be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

7. Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

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8. Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

9. Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Shares shall be made only in accordance with all applicable laws and the Offering Circular. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

10. Applicable Law and Jurisdiction. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to its conflicts of law provisions or those of any other jurisdiction. Any controversy or claim arising out of or relating to this Agreement shall be resolved exclusively by binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules in effect on the date of this Agreement, including, but not limited to, Rule 38 entitled “Emergency Measures of Protection.” The place of arbitration shall be New York, New York, before a single arbitrator selected by assignment only of the American Arbitration Association. Judgment on the award rendered by the arbitrator may be entered in any state (not federal) court having jurisdiction thereof. The arbitrator shall award to the prevailing party as determined by the arbitrator all of its reasonable costs and expenses including the arbitrator’s fees, administrative fees, and attorneys’ fees.

11. Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

12. Miscellaneous.

a. This Subscription Agreement, together with the Offering Circular, constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

b. The covenants, agreements, representations and warranties of the Company and the Purchaser made, and the indemnification rights provided for, in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Shares, regardless of any investigation made by or on behalf of any party, and shall survive delivery of any payment for the Subscription Price.

c. Except to the extent otherwise described in the Offering Circular, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

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d. This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original (including signatures sent by facsimile transmission or by email transmission of a PDF scanned document or other electronic signature), but all of which shall together constitute one and the same instrument.

e. Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

f. Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

g. Words and expressions which are used but not defined in this Subscription Agreement shall have the meanings given to them in the Offering Circular.

[Signature Page Follows]

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SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT

TRIANGLE 9 REAL ESTATE, INC.

COMMON SHARES

The Purchaser hereby elects to subscribe under the Subscription Agreement for the number and price of the Shares stated on the front page of this Subscription Agreement and executes the Subscription Agreement. The undersigned Purchaser acknowledges that the Company will be relying upon the information provided by the Purchaser in this Questionnaire. If such representations shall cease to be true and accurate in any respect, the undersigned shall give immediate notice of such fact to the Company. The undersigned understands that an investment in private securities is very risky, that I may lose all of my invested capital that it is an illiquid investment with no short term exit, and for which an ownership transfer is restricted. I understand that an investment in private securities is very risky, that I may lose all of my invested capital that it is an illiquid investment with no short term exit, and for which an ownership transfer is restricted.

Purchasers:
___________________________________________
Name: ___________________________________________	No. of Shares: _________________________________________
Address: ___________________________________________	Purchase Price: _________________________________________
___________________________________________
Email: ___________________________________________

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)

Signature(s) of Purchaser(s)

Date

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Entity

By	Name: Title:

Date

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Accepted:

By: Triangle 9 Real Estate, Inc.

Name of Authorized Officer

Signature of Authorized Officer

Date

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Exhibit A

JOINDER AGREEMENT

This Joinder Agreement to the Triangle 9 Real Estate, Inc. Shareholders Agreement (the “Agreement”) is entered into on___________________ , 2021 by and among Triangle 9 Real Estate, Inc., a Delaware corporation (the “Company”) and __________________________(the “Investing Shareholder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

RECITALS

WHEREAS, on the date hereof, Investing Shareholder has acquired __________________________shares of Common Stock from the Company; and

WHEREAS, the Company requires Investing Shareholder, as a holder of such Common Stock, to become a party to the Agreement, and Investing Shareholder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement hereby agree as follows:

1. Agreement to be Bound. Investing Shareholder hereby (i) acknowledges that Investing Shareholder has received and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, Investing Shareholder shall become a party to the Agreement, identified as an Investing Shareholder therein, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto.

2. Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date set forth in the first paragraph hereof.

“Company”	“Investing Shareholder”

Triangle 9 Real Estate, Inc.,
a Delaware corporation

By: [•]
Its: President

A-1